Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

In connection with the Annual Report on Form 10-K of Marvel Entertainment, Inc.
(the “Company”) for the fiscal year ended December 31, 2005 as filed with the
Securities and Exchange Commission on the date hereof (the “Report”), we, Isaac
Perlmutter and Kenneth P. West, Chief Executive Officer and Chief Financial
Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)
  of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Isaac Perlmutter

-----------------------------------------

Isaac Perlmutter

Chief Executive Officer

March 15, 2006

/s/ Kenneth P. West

------------------------------

Kenneth P. West

Chief Financial Officer

March 15, 2006

A signed original of this written statement required by Section 906 has been provided to Marvel Entertainment, Inc. and will be retained by Marvel Entertainment,

Inc. and furnished to the Securities and Exchange Commission or its staff upon request.